                                  EXHIBIT 11.1





               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE.

                                                                    Exhibit 11.1

                          EATERIES, INC. AND SUBSIDIARY
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE



                                                                1995 Quarter Ended
                                                               ---------------------
                                                               March 31     June 30
                                                               --------     -------

Shares for net income (loss) per share computation:
   Weighted average shares:
     Common shares outstanding from beginning of period....    3,680,768   3,723,684
     Common shares issued upon exercise of stock options...       14,830       3,000
     Treasury shares acquired                                       (682)       -
                                                               ---------   ---------
                                                               3,694,916   3,726,684

   Common stock equivalents (unless anti-dilutive):
     Shares issuable upon exercise of options (dilutive)...      394,813        -
     Assumed repurchase of outstanding shares up to 20%
      limitation (based on average market price for
      the quarter).........................................     (181,138)       -
                                                               ---------   ---------
                                                                 213,675        -
                                                               ---------   ---------
                               Total shares................    3,908,591   3,726,684
                                                               ---------   ---------
                                                               ---------   ---------


Net income (loss)..........................................    $  25,207   $ (45,071)
                                                               ---------   ---------
                                                               ---------   ---------

Net income (loss) per share................................        $0.01      $(0.01)
                                                                   -----      ------
                                                                   -----      ------


                                                              Six months ended
                                                              June 30, 1995
                                                              ----------------

Net loss (sum of two quarters above).......................    $  (19,864)
                                                               ----------
                                                               ----------

Weighted average number of common and common equivalent
   shares (average of two quarters above)..................     3,817,638
                                                               ----------
                                                               ----------

Net loss per share.........................................        $(0.01)
                                                                   ------
                                                                   ------


                                                                    Exhibit 11.1
                                 EATERIES, INC.
                       COMPUTATION OF NET INCOME PER SHARE


                                                                1994 Quarter Ended
                                                               ---------------------
                                                               March 31     June 30
                                                               --------     -------

Shares for net income per share computation:
   Weighted average shares:
     Common shares outstanding from beginning of period....    3,608,001   3,627,192
     Common shares issued upon exercise of stock options...       11,301       ---
                                                               ---------   ---------
                                                               3,619,302   3,627,192

   Common stock equivalents:
     Shares issuable upon exercise of options (dilutive)...      380,239     418,528
     Assumed repurchase of outstanding shares up to 20%
      limitation (based on average market price for
      the quarter).........................................      (41,305)   (104,658)
                                                               ---------   ---------
                                                                 338,934     313,870
                                                               ---------   ---------
                               Total shares................    3,958,236   3,941,062
                                                               ---------   ---------
                                                               ---------   ---------


Net income.................................................    $  77,911   $  26,635
                                                               ---------   ---------
                                                               ---------   ---------

Net income per share.......................................        $0.02       $0.01
                                                                   -----       -----
                                                                   -----       -----


                                                              Six months ended
                                                              June 30, 1994
                                                              ----------------

Net income (sum of two quarters above).....................    $  104,546
                                                               ----------
                                                               ----------

Weighted average number of common and common equivalent
   shares (average of two quarters above)..................     3,949,649
                                                                ---------
                                                                ---------

Net income per share.......................................         $0.03
                                                                    -----
                                                                    -----



                                       -2-